Exhibit 99.1

            Fresh Choice Reports Second Quarter and First Half Loss

    MORGAN HILL, Calif.--(BUSINESS WIRE)--July 10, 2003--Fresh Choice, Inc. (Nasdaq:SALD) today reported a net loss of $231,000 or $0.04 per share, for the second quarter of 2003. This compared to net income of $474,000 or $0.07 per diluted share, for the second quarter of 2002.
    Year-to-date (the first 24 weeks of 2003), the Company reported a net loss of $772,000 or $0.13 per share. This compared to net income of $587,000 or $0.08 per diluted share, for the first 24 weeks of 2002.
    Sales for the second quarter of 2003 were $18.9 million, up $1.4 million, or 8.0%, compared with sales from continuing operations of $17.5 million in the same period last year. Sales, year-to-date, were $36.6 million, up $2.1 million or 5.9%, compared with sales of $34.5 million from continuing operations in 2002.
    The sales increase for the second quarter and first 24 weeks of 2003 versus the prior year is the result of an increase in the number of restaurants offset by comparable-store sales declines of 1.6% for the second quarter and 2.1% year-to-date. Comparable-store guest counts decreased 1.9% in the second quarter and 3.9% year-to-date, resulting primarily from an even weaker economic environment than last year in our core markets.
    The Company had an average of 56.0 and 55.2 restaurants included in sales in the second quarter and first 24 weeks of 2003, respectively, versus 50.0 and 50.3 in the respective comparable prior year periods.
    The comparable-store average check was $7.68 in the second quarter, an increase of 0.3% versus the prior year, and $7.71 year-to-date, an increase of 1.8% versus the first 24 weeks of 2002, reflecting price increases and coupon offers at a lower discount.
    Everett (Jeff) Jefferson, president and chief executive officer, said, "The financial results for the second quarter and first 24 weeks were disappointing. The economy remained weak in our core markets as employment continued to decline, and we are uncertain when an economic recovery is going to begin in these markets. We are, however, encouraged by the recent trends as the Company's comparable-store sales were down 3.2%, versus year-ago, in the first four weeks of the quarter and down only 0.3%, versus year-ago, in the final four weeks of the quarter.
    "We continue to focus on providing an exceptional dining experience to every guest. The financial results reflect an investment in labor and food costs as the Company increased guest-service levels and implemented a revised product offering including more of our guests' favorite products. We are confident these programs provide increased value to our guests and are an important element in our plan to increase the number of guests when the economic environment improves.
    "The second quarter and first 24 weeks financial results were also negatively impacted by weak early performance in our new Fresh Choice restaurants, higher restaurant opening costs, a 93% increase in workers' compensation costs in the second quarter and a 23% increase year-to-date and gas and electric cost increases of 15% and 9% in the second quarter and first 24 weeks respectively," continued Mr. Jefferson.
    The Company opened its third new Fresh Choice restaurant of 2003 in the second quarter and the Company plans to open one additional Fresh Choice restaurant in its core San Jose market in the fourth quarter. The Company has no other expansion plans at this time.
    "To date, the nine new restaurants, opened over the last eighteen months, have not met our expectations. Average sales for these new locations are 23.0% and 19.7% below the comparable-store average sales for the second quarter and first 24-weeks respectively. We believe that a major reason for the lower sales is the lack of penetration and name recognition in the greater Los Angeles market where the Company has only six restaurants, including five of the new restaurants. We have marketing programs in place which we believe will increase sales in these restaurants over time," said Mr. Jefferson.
    Fresh Choice, Inc. operates 52 restaurants under the Fresh Choice and Zoopa brand names in California (42), the state of Washington (4) and Texas (6). The Company's Fresh Choice and Zoopa restaurants offer customers an extensive selection of high quality, freshly-prepared traditional and specialty salads, hot pasta dishes, pizza, soups, bakery goods and desserts in a self-service format. In addition, the Company operates one Fresh Choice Express restaurant, two dual branded Fresh Choice Express and licensed Starbucks retail stores and one stand-alone licensed Starbucks retail store in Texas.

    Important Note:

    The above statements about Fresh Choice's future plans are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. They use such words as "may," "will," "expect," "believe," "plan" and other similar terminology. These statements reflect management's current expectations regarding future events and operating performance and speak only as of the date of this release. These forward-looking statements involve a number of risks and uncertainties.
    Among these risks and uncertainties are; the ability to generate positive comparable-store sales and improve new restaurant sales; achieving profitability; the effect of general economic and weather conditions; the ability to obtain additional financing on favorable terms; the ability of the Company to implement future growth plans, including the ability to locate acceptable sites for new stores and enter into leases for such stores under acceptable terms; the ability of the Company to renew leases for existing restaurants on favorable terms, or at all, as they expire; customer receptiveness to new menu items; competitive pressures in the food-service marketplace; the changing tastes of consumers; and the ability to secure and retain services of experienced personnel. Additional risks and uncertainties may be included in Fresh Choice's most recent annual report on Form 10-K and quarterly reports on Form 10-Q on file with the Securities and Exchange Commission.
    The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    Second Quarter Investor Conference Call

    Fresh Choice will host an investor conference call related to the above news today, Thursday, July 10, 2003 at 11:00 a.m. PST (2:00 p.m.
EST). President and chief executive officer Everett (Jeff) Jefferson and chief financial officer David E. Pertl will review the Company's financials and operations for the 2nd quarter. The call will be open to all interested investors through a live audio Web broadcast via the Internet at www.freshchoice.com and www.companyboardroom.com. For those who are unavailable to listen to the live broadcast, the call will be available beginning approximately one hour after the event and archived on the web site. In addition, a playback of the call will also be available through 12:00 midnight, Pacific Time on Sunday, July 13, 2003 by calling 1-800-642-1687. The reservation number is 1504179.


                          FRESH CHOICE, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
  (In thousands except per share amounts and number of restaurants)
                             (Unaudited)

                                            Twelve Weeks Ended
                                    ----------------------------------
                                      June 15, 2003    June 16, 2002
                                    ----------------- ----------------

NET SALES                           $18,879   100.0 % $17,487  100.0 %
                                    --------  ------- -------- -------
COSTS AND EXPENSES:
 Cost of sales                        4,385    23.2 %   3,879   22.2 %
 Restaurant operating expenses:
  Labor                               6,422    34.0 %   5,584   31.9 %
  Occupancy and other                 6,021    31.9 %   5,317   30.4 %
 General and administrative expenses  1,304     6.9 %   1,349    7.7 %
 Depreciation and amortization          829     4.4 %     750    4.3 %
 Restaurant opening costs                44     0.3 %      34    0.2 %
                                    --------  ------- -------- -------
 Total costs and expenses            19,005   100.7 %  16,913   96.7 %
                                    --------  ------- -------- -------
OPERATING INCOME (LOSS)                (126)   (0.7)%     574    3.3 %

Interest income                          --      -- %      10    0.1 %
Interest expense                       (105)   (0.5)%     (59)  (0.4)%
                                    --------  ------- -------- -------
Interest expense - net                 (105)   (0.5)%     (49)  (0.3)%
                                    --------  ------- -------- -------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS BEFORE INCOME TAXES        (231)   (1.2)%     525    3.0 %

Provision for (benefit from) income
 taxes                                   --      -- %       4     -- %
                                    --------  ------- -------- -------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS                            (231)   (1.2)%     521    3.0 %

LOSS FROM DISCONTINUED OPERATIONS        --      -- %     (47)  (0.3)%
                                    --------  ------- -------- -------
NET INCOME (LOSS)                   $  (231)   (1.2)% $   474    2.7 %
                                    ========  ======= ======== =======

Basic net income (loss) per common
 share:
  Basic income (loss) from
   continuing operations            $ (0.04)          $  0.09
  Basic income (loss) from
   discontinued operations               --             (0.01)
                                    --------          --------
Basic net income (loss) per
 common share:                      $ (0.04)          $  0.08
                                    ========          ========
Shares used in computing basic
 per share amounts                    5,969             5,917
                                    ========          ========

Diluted net income (loss) per
 common share:
  Diluted income (loss) from
   continuing operations            $ (0.04)          $  0.08
  Diluted income (loss) from
   discontinued operations               --             (0.01)
                                    --------          --------
Diluted net income (loss) per
 common share                       $ (0.04)          $  0.07
                                    ========          ========
Shares used in computing diluted
 per share amounts                    5,969             7,167
                                    ========          ========
Number of restaurants:
 Open at beginning of period             55                51
 Open at end of period                   56                51



                                          Twenty-Four Weeks Ended
                                    ----------------------------------
                                      June 15, 2003    June 16, 2002
                                    ----------------- ----------------

NET SALES                           $36,563   100.0 % $34,516  100.0 %
                                    --------  ------- -------- -------
COSTS AND EXPENSES:
 Cost of sales                        8,400    23.0 %   7,671   22.2 %
 Restaurant operating expenses:
  Labor                              12,508    34.2 %  11,262   32.6 %
  Occupancy and other                11,721    32.1 %  10,488   30.4 %
 General and administrative expenses  2,670     7.3 %   2,711    7.9 %
 Depreciation and amortization        1,618     4.4 %   1,518    4.4 %
 Restaurant opening costs               236     0.6 %      87    0.2 %
                                    --------  ------- -------- -------
 Total costs and expenses            37,153   101.6 %  33,737   97.7 %
                                    --------  ------- -------- -------
OPERATING INCOME (LOSS)                (590)   (1.6)%     779    2.3 %

Interest income                           2      -- %      25     -- %
Interest expense                       (184)   (0.5)%    (118)  (0.3)%
                                    --------  ------- -------- -------
Interest expense - net                 (182)   (0.5)%     (93)  (0.3)%
                                    --------  ------- -------- -------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS BEFORE INCOME TAXES        (772)   (2.1)%     686    2.0 %

Provision for (benefit from)
 income taxes                            --      -- %       8     -- %
                                    --------  ------- -------- -------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS                            (772)   (2.1)%     678    2.0 %

LOSS FROM DISCONTINUED OPERATIONS        --      -- %     (91)  (0.3)%
                                    --------  ------- -------- -------
NET INCOME (LOSS)                   $  (772)   (2.1)% $   587    1.7 %
                                    ========  ======= ======== =======
Basic net income (loss) per
 common share:
  Basic income (loss) from
   continuing operations            $ (0.13)          $  0.11
  Basic income (loss) from
   discontinued operations               --             (0.01)
                                    --------          --------
Basic net income (loss) per
 common share:                      $ (0.13)          $  0.10
                                    ========          ========
Shares used in computing basic
 per share amounts                    5,966             5,913
                                    ========          ========
Diluted net income (loss) per
 common share:
  Diluted income (loss) from
   continuing operations            $ (0.13)          $  0.09
  Diluted income (loss) from
   discontinued operations               --             (0.01)
                                    --------          --------
Diluted net income (loss) per
 common share                       $ (0.13)          $  0.08
                                    ========          ========
Shares used in computing diluted
 per share amounts                    5,966             7,176
                                    ========          ========
Number of restaurants:
 Open at beginning of period             53                51
 Open at end of period                   56                51



                          FRESH CHOICE, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
          (In thousands, except per share and share amounts)
                             (Unaudited)

                                                     June 15, Dec. 29,
                                                       2003     2002
                                                     -------- --------
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents                           $ 1,195  $ 2,994
 Receivables                                             881      165
 Inventories                                             518      467
 Prepaid expenses and other current assets               419      359
                                                     -------- --------
 Total current assets                                  3,013    3,985

PROPERTY AND EQUIPMENT, net                           31,865   31,475

DEPOSITS AND OTHER ASSETS                                836      869
                                                     -------- --------
TOTAL ASSETS                                         $35,714  $36,329
                                                     ======== ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable                                    $ 2,393  $ 2,825
 Other accrued expenses                                2,205    2,331
 Accrued salaries and wages                            1,633    1,582
 Sales tax payable                                       911      614
 Current portion of long-term obligations                902      737
                                                     -------- --------
 Total current liabilities                             8,044    8,089

CAPITAL LEASE OBLIGATIONS                              2,514    2,132

LONG-TERM DEBT                                         1,976    2,047

OTHER LONG-TERM LIABILITIES                            2,275    2,429
                                                     -------- --------
    Total liabilities                                 14,809   14,697
                                                     -------- --------
STOCKHOLDERS' EQUITY:
 Convertible preferred stock, $.001 par value;
  3.5 million shares authorized; shares
  outstanding:  2003 and 2002 - 1,187,906;
  liquidation preference; 2003-$8,468; 2002-$8,161     5,175    5,175
 Common stock - $.001 par value;
  15 million shares authorized; shares
  outstanding: 2003 - 5,990,523;
  2002 - 5,964,068                                    42,675   42,630
 Accumulated deficit                                 (26,945) (26,173)
                                                     -------- --------
 Total stockholders' equity                           20,905   21,632
                                                     -------- --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $35,714  $36,329
                                                     ======== ========

The December 29, 2002 amounts are derived from the Company's audited financial statements.


    CONTACT: Fresh Choice, Inc.
             David E. Pertl, 408/776-0799 (Senior Vice President, CFO)